EXHIBIT 5.0






September 21, 1998


Endorex Corp.
900 North Shore Drive
Lake Bluff, Illinois  60044


    Re:      Registration Statement for Offering of
             2,000,000 Shares of Common Stock

Ladies and Gentlemen:

    We refer to your Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 2,000,000 shares of the Common Stock of Endorex Corp. (the "Corporation") issuable under the Corporation's Amended and Restated 1995 Omnibus Incentive Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Amended and Restated 1995 Omnibus Incentive Plan and in accordance with the Registration Statement, such shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company's Common Stock.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                 Very truly yours,

                                 /s/ Brobeck, Phleger & Harrison LLP
                                 BROBECK, PHLEGER & HARRISON LLP